Exhibit 10.11

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of July 24, 2007 by and between Ryerson Inc., a Delaware corporation (the “Company”), and Terence R. Rogers (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself. The By-laws of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee there under;

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WHEREAS, Indemnitee does not regard the protection available under the Company’s By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company as an officer and/or director, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions

In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) A “Change in Control” shall be deemed to have occurred if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (w) the Company, (x) a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company, (y) an underwriter temporarily holding voting securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the security holders of the Company in substantially the same proportions as their ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of voting securities of the Company (not including in the voting securities beneficially owned by such person any voting securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s security holders was approved by a vote of at least two thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, “Continuing Directors”), cease for any reason to constitute a majority thereof; provided, however, that any director who assumes office in connection with an agreement with the Company to effect a transaction described in clauses (i), (iii) or (iv) of this Section 1(a) or any new director who assumes office in connection with or as a result of an actual or threatened proxy or other election contest of the Board shall never be (at any time) a Continuing Director for purposes of this Section 1(a)(ii), and the nomination or election of such person shall never constitute, or be deemed to constitute, an approval by the Continuing Directors for purposes of this Section 1(a)(ii);

(iii) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the direct or indirect parent

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thereof), in combination with the ownership of any trustee or other fiduciary holding voting securities under an employee benefit plan of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or the direct or indirect parent thereof outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 40% of the combined voting power of the Company’s then outstanding voting securities;

(iv) the holders of voting securities of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v) there occurs any other event that the Board of Directors deems to be a change in control of the Company.

(c) “Indemnifiable Amounts” means any and all Indemnifiable Expenses, damages, judgments, fines, penalties, excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Indemnifiable Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) arising out of or resulting from any Proceeding.

(c) “Indemnifiable Expenses” means all expenses, costs and liabilities paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including, without limitation, counsel fees and disbursements, experts’ fees, investigators’ fees, court costs, retainers, transcript fees and duplicating costs, witness fees, travel expenses, printing and binding costs, telephone charges, postage, delivery service fees, cost bonds, supersedes bonds, or other appeal bond or its equivalent.

(d) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or a witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or her or of any action on his or her part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification or advancement under this Agreement in connection with any Proceeding initiated by Indemnitee unless (i) the Company has joined in or Company’s Board of Directors has authorized or consented to the initiation of such Proceeding or (ii) the Proceeding is one to enforce or defend Indemnitee’s rights under this Agreement. After a Change in Control, Indemnitee shall be so entitled.

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Section 2. Indemnification

In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, any Proceeding, the Company shall indemnify Indemnitee to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve for the Indemnitee as a result of amendments after the date hereof. The Company shall pay all Indemnifiable Amounts and any other amounts required to be paid pursuant to this Agreement as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company.

Section 3. Advancement of Expenses

If so requested by Indemnitee in writing, the Company shall advance within five (5) business days of such request any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request, either (i) pay such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse the Indemnitee for such Indemnifiable Expenses. Indemnitee undertakes and agrees to repay such Expense Advances if and only to the extent that it shall ultimately be determined by final judgment of a court of competent jurisdiction (as to which all rights of appeal have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for the corresponding Indemnifiable Expenses. This undertaking to repay such Expense Advances shall be unsecured and interest-free. The Company’s obligation to make Expense Advances shall be absolute and without regard to Indemnitee’s ability to repay the expenses or ultimate entitlement to indemnification.

Section 4. Remedies of Indemnitee

(a) In addition to Indemnitee’s right to seek a judicial determination of his or her entitlement to indemnification or advancement under this Agreement, and in addition to all other rights or remedies Indemnitee may have at law or in equity, Indemnitee may, at his or her option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, in which event the Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In connection with any determination as to whether the Indemnitee is entitled to be indemnified hereunder, the court or arbitrator shall presume that the Indemnitee has satisfied any necessary standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

(c) For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure

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of the Company (including, without limitation, the Board of Directors, any committee of the Board of Directors, legal counsel or the stockholders) to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company (including, without limitation, by the Board of Directors, any committee of the Board of Directors, legal counsel or the stockholders) that Indemnitee has not met such standard of conduct or did not have such belief shall be a defense to Indemnitee’s claim for indemnification or advancement under this Agreement or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

Section 5. Indemnification for Actions to Enforce Rights

The Company shall reimburse Indemnitee for any and all Indemnifiable Expenses (and, if requested by Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee in accordance with Section 3), which Indemnitee incurs in connection with any action brought by the Indemnitee to enforce or defend any right of the Indemnitee under (i) this Agreement; or (ii) any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to indemnification, advancement of expenses or insurance recovery, as the case may be.

Section 6. Non-exclusivity; Survival of Rights; Insurance; Subrogation

(a) The rights provided in this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s By-laws and this Agreement, Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The Company’s obligations under this Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or director of the Company. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, provided that after a Change of Control of the type described in Section 1(a)(ii), the Company shall maintain or cause to be maintained for the benefit of Indemnitee, the same policy or policies of liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership,

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joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company that existed for the benefit of Indemnitee prior to the Change of Control (or a policy or policies no less favorable to the Indemnitee) for as long as (i) the Indemnitee remains as director and/or officer of the Company and (ii) the Company has a class of equity securities registered under Section 12 of the Exchange Act. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, to the extent requested by the Company, shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 7. Period of Limitations

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 8. Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested thereby.

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Section 9. Entire Agreement

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. The Company further confirms and agrees that any breach by the Company of its obligations under this Agreement shall constitute for the Indemnitee “good reason” for any termination or other provision under any applicable employment or severance agreement or arrangement or other benefit plan to which Indemnitee is a party or which is otherwise applicable to Indemnitee.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the By-laws of the Company and applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee there under. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

Section 10. Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 11. Notices

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to

      Ryerson Inc.

      2621 W. 15th Place

      Chicago, IL 60608

      Attn: Corporate Secretary

or to any other address as may have been furnished to Indemnitee by the Company.

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Section 12. Contribution

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee as a matter of law or public policy, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Indemnifiable Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such events and/or transactions.

Section 13. Applicable Law and Consent to Jurisdiction

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other court in the United States of America or in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding has been brought in an improper or inconvenient forum.

Section 15. Identical Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 16. Miscellaneous

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

RYERSON INC.		INDEMNITEE

By:	/s/ William Korda	/s/ Terence R. Rogers
Name:	William Korda	Name:	Terence R. Rogers
Title:	Vice President-Human Resources	Address:	734 South Forest Drive Barrington, IL 60010

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